Exhibit 10.10
AMENDMENT NO. 3
TO PARTNERSHIP AGREEMENT
          This Amendment (“Amendment”) is made as of this 23rd day of August, 2000 by and among Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership (“TWE-A/N”), TWE-A/N Texas Cable Partners General Partner LLC, a Delaware limited liability company (“TWE-A/N GP”), and TCI Texas Cable Holdings LLC, a Colorado limited liability company (“TCI”), and TCI Texas Cable, Inc., a Colorado corporation (“TCI GP”).
          TWE-A/N, TWE-A/N GP, TCI and TCI GP are parties to that certain Limited Partnership Agreement, dated as of June 23, 1998, and amended as of December 11, 1998, and as of May 16, 2000 (as amended, “Partnership Agreement”), establishing Texas Cable Partners, L.P., a Delaware limited partnership (the “Partnership”). The parties hereto wish to amend further the Partnership Agreement as provided herein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Partnership Agreement.
          In consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:
          1. TWE-A/N shall reimburse the Partnership for all amounts, if any, that are paid by the Partnership to Affiliates of TCI pursuant to the Partnership’s indemnification obligations under Section 11.3 of that certain Asset Exchange Agreement between the Partnership and such Affiliates of TCI dated as of August 23, 2000 (the “Exchange Agreement”), as such obligations are limited by Section 11.6 of the Exchange Agreement, but only to the extent that the facts, circumstances, events or actions that gave rise to indemnifiable losses of such indemnified parties were in existence, had occurred or had been taken on or before December 31, 1998.
          2. Effective upon the closing of the Exchange Agreement, the table appearing in the definition of “Partnership ADI/DMA” automatically shall be amended to delete the references to Dallas-Fort Worth and Wichita Falls, TX-Lawton, OK, and to add a reference to Corpus Christi, TX, in each column in such table.
          3. Effective upon the closing of the Exchange Agreement, the definition of “TWE-A/N Systems” automatically shall be amended to read in its entirety as follows:
TWE-A/N Systems: The cable television systems contributed to the Partnership by TWE-A/N or TWE-A/N GP, and the cable television systems received by the Partnership in exchange for any of the cable television systems theretofore contributed to the Partnership by TWE-A/N or TWE-A/N GP, and serving the areas listed on Schedule 2.
Effective upon the closing of the Exchange Agreement, Schedule 2, referred to in the definition of “TWE-A/N Systems,” automatically shall be amended (i) to delete references to the Commerce System, Graham System, Greenville System, Palestine System and Dallas Metro

System, (ii) to delete references to the communities served by such former TWE-A/N Systems, and (iii) to add references to the following cable television systems and the following communities served by such TWE-A/N Systems:

Community Served/Headend	CUID

IV. CORPUS CHRISTI
Bee County/Beeville	TX1271
City of Beeville/Beeville	TX0122
Town of Refugio/Refugio	TX0757
Town of Woodsboro/Refugio	TX0758
City of Corpus Christi/Corpus Christi	TX0205
Corpus Christi NAS/Corpus Christi	TX1204
City of Robstown/Corpus Christi	TX0742
City of Seadrift/Seadrift	TX1208
Calhoun County (Port O’Connor)/Port O’Connor	TX1205
City of Orange Grove/Orange Grove	TX1209
City of George West/George West	TX1207
Town of Bishop/Bishop	TX0735
City of Lake City/Mathis	TX1583
Town of Lakeside/Mathis	TX1532
City of Mathis/Mathis	TX0743
San Patricio County (The Lakes) Mathis	TX2159
City of Odem/Odem	TX0772
San Patrico County (UO Odem)/Odem	TX2156
City of Alice/Alice	TX0008
Duval County/Alice	TX2162
Jim Wells County/Alice	TX2170
City of San Diego/Alice	TX0322
Brooks County/Falfurrias	TX2171
City of Falfurrias/Falfurrias	TX0009
Jim Wells County/Premont	TX2169
City of Premont/Premont	TX1403

Community Served/Headend	CUID

V. HARLINGEN
City of Benavides/Benavides	TX0900
County of Duval (C)/Benavides	TX2044
Webb County — Bruni/Bruni	TX1396
Webb County — Webb/Bruni	TX2048
County of Duval (N)/Freer	TX2043
City of Freer/Freer	TX0293
Jim Hogg County/Hebbronville	TX0021
Webb County — Mirando/Oilton	TX1395
Webb County — Oilton/Oilton	TX1394
Zapata County/San Ygnacio	TX0939
Zapata County/Zapata	TX0307
          4. This Amendment shall become effective as of the date hereof.
          5. Except as otherwise expressly provided in this Amendment, all of the terms, conditions and provisions of the Partnership Agreement shall remain the same, the Partnership Agreement, as amended hereby, shall continue in full force and effect and this Amendment and the Partnership Agreement shall be read and construed as one instrument.
          6. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Delaware (other than its rules of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby).
          7. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Partners have caused this Amendment to be executed as of the date first above written.

TCI TEXAS CABLE HOLDINGS LLC

By:	Heritage Cablevision of Texas, Inc. as its manager

By:	/s/ Alfredo Di Blasio
Name: Alfredo Di Blasio Title: Vice President

TCI TEXAS CABLE, INC.

By:	/s/ Alfredo Di Blasio
Name: Alfredo Di Blasio Title: Vice President

TIME WARNER ENTERTAINMENT- ADVANCE/NEWHOUSE PARTNERSHIP

By:	Time Warner Entertainment Company, L.P. as its Managing Partner

By:	/s/ David E. O’Hayre
David E. O’Hayre Senior Vice President
Investments — Time Warner Cable Division

TWE-A/N TEXAS CABLE PARTNERS GENERAL PARTNER LLC

By:	/s/ David E. O’Hayre
David E. O’Hayre, Vice President
(Signature Page to Amendment No. 3 to Partnership Agreement
dated as of the 23rd day of August, 2000)

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